SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On September 20, 2006, Vignette Corporation (the “Company”) entered into an agreement ( “Brunnick Agreement”) with Leo Brunnick, Senior Vice President for Research and Development, to reimburse Mr. Brunnick for certain commuting expenses between his personal residence in El Paso, Texas and his work location Austin, Texas. Pursuant to the Brunnick Agreement, the Company agrees to reimburse Mr. Brunnick for actual and reasonable commuting expenses during the period from August 7, 2006 until December 31, 2006, up to a maximum of $13,500. All commuting expenses to be reimbursed pursuant to the Brunnick Agreement are subject to the Company’s travel policy and will include coach airfare or mileage, accommodation, meals and transportation.

The Brunnick Agreement will be filed as a material contract with the Company’s periodic report for the third quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: September 21, 2006	By:	/s/ T. Patrick Kelly
T. Patrick Kelly Chief Financial Officer